UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2017
________________________________________________________
________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Centrepark Boulevard Suite 210 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (561) 207-9600

Not Applicable
________________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On November 9, 2017, Platform Specialty Products Corporation ("Platform") and the guarantors named therein (the "Guarantors") entered into a purchase agreement (the "Purchase Agreement"), pursuant to which Platform agreed to sell $550 million aggregate principal amount of 5.875% senior notes due 2025 at an issue price of $992.12 per $1,000 principal amount (the "Notes") to the initial purchasers listed in the Purchase Agreement (collectively, the "Initial Purchasers"). The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by certain of Platform's existing domestic subsidiaries. Upon satisfaction of certain conditions, all of the then direct and indirect domestic subsidiaries constituting Platform’s Agricultural Solutions business may be released from their guarantees of the Notes.
The Notes offering is expected to close on November 24, 2017, subject to customary closing conditions.
The Purchase Agreement contains customary representations, warranties and agreements of Platform and the Guarantors, and customary conditions to closing, obligations of the parties and termination provisions. Additionally, Platform has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").
The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Certain of the Initial Purchasers and certain of their respective affiliates have, from time to time, provided, and may in the future provide, investment banking, commercial banking and financial advisory services to Platform and its affiliates, for which they have received customary compensation. The Initial Purchasers and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in Platform's debt securities or loans, and may do so in the future. In addition, certain affiliates of the Initial Purchasers are holders of Platform's 10.375% senior notes due 2021, issued on November 10, 2015 (the "November 2015 Notes") which are subject to a concurrent cash tender offer and redemption, and consequently they will receive a portion of the net proceeds from the Notes offering in connection with Platform's repurchase of such November 2015 Notes.
Item 7.01. Regulation FD Disclosure.
On November 9, 2017, Platform issued a press release announcing that it had priced the Notes offering. A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The above does not constitute an offer to sell, or a solicitation of an offer to purchase, the Notes and related guarantees in any jurisdiction in which such offer or solicitation would be unlawful.
The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing of Platform, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Purchase Agreement, dated November 9, 2017, by and among Platform, the Guarantors and the Initial Purchasers
99.1	Press release issued on November 9, 2017, announcing the pricing of Platform’s private offering of senior notes (furnished only).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION
(Registrant)
November 13, 2017	/s/ John E. Capps
(Date)	John E. Capps
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Purchase Agreement, dated November 9, 2017, by and among Platform, the Guarantors and the Initial Purchasers
99.1	Press release issued on November 9, 2017, announcing the pricing of Platform’s private offering of senior notes (furnished only).